CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 (the “Amendment”) to the Registration Statement on Form N-14 (File No. 333-170826) of:
(i) our report dated February 17, 2010, relating to the financial statements and financial highlights which appears in the December 31, 2009 Annual Report to Shareholders of Invesco Mid Cap Basic Value Fund (formerly known as AIM Mid Cap Basic Value Fund), one of the portfolios constituting AIM Funds Group (Invesco Funds Group) which is also incorporated by reference into the Amendment;
(ii) our report dated June 4, 2010, relating to the financial statements and financial highlights which appears in the April 30, 2010 Annual Report to Shareholders of Invesco Technology Fund (formerly known as AIM Technology Fund), one of the portfolios constituting AIM Sector Funds (Invesco Sector Funds) which is also incorporated by reference the Amendment;
(iii) our report dated August 16, 2010, relating to the financial statements and financial highlights which appears in the June 30, 2010 Annual Report to Shareholders of Invesco Van Kampen American Value Fund (formerly known as Van Kampen American Value Fund), one of the portfolios constituting AIM Sector Funds (Invesco Sector Funds) which is also incorporated by reference into the Amendment;
(iv) our reports dated October 20, 2010, relating to the financial statements and financial highlights which appear in the August 31, 2010 Annual Reports to Shareholders of
•	Invesco Van Kampen Technology Fund (formerly known as Van Kampen Technology Fund), and

•	Invesco Mid-Cap Value Fund (formerly known asAIM Mid-Cap Value Fund),

two of the portfolios constituting AIM Sector Funds (Invesco Sector Funds) which are also incorporated by reference into the Amendment.
We also consent to the references to us under the headings “Financial Highlights,” in the prospectuses and “Other Service Providers” in the statements of additional information which are incorporated by reference into the Amendment.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Houston, Texas
December 29, 2010